UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 9, 2021
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 9, 2021, Mark D. Hodell, Corporate Controller, functioning as the Principal Accounting Officer of Kimball Electronics, Inc. (the “Company”) informed the Company of his intention to step down from the role of Corporate Controller and functioning Principal Accounting Officer for personal reasons effective March 1, 2021. Mr. Hodell has served in this role since the Company became a stand-alone public company in October 2014, and his decision to step down as the functioning Principal Accounting Officer is not the result of any disagreement on any matter relating to the Company’s accounting practices, operations, or policies. Mr. Hodell will remain with the Company in the role of Senior Director of Finance with an emphasis on special projects and will continue to support the transition.
The Company has appointed Adam M. Baumann to the role of Corporate Controller, functioning as its Principal Accounting Officer, effective March 1, 2021. Mr. Baumann, age 39, joined the Company in April 2019 as Assistant Corporate Controller and was previously employed by Vectren Corporation from 2009 to 2019 and Ernst & Young, LLP from 2003 to 2009. Mr. Baumann’s previous roles with Vectren Corporation included Manager, External Reporting & Accounting Research and Manager, Regulatory Implementation & Analysis. Mr. Baumann graduated from the Indiana University Kelley School of Business with Bachelor of Science degrees in Accounting and Finance and is a Certified Public Accountant. Mr. Baumann is not related to any member of the Board or any executive officer of the Company and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Baumann or any person pursuant to which Mr. Baumann was selected as Corporate Controller of the Company.
Item 8.01 Other Events
On February 9, 2021, John H. Kahle, Vice President, General Counsel, Chief Compliance Officer, and Secretary of the Company, entered into a prearranged stock trading plan (the “Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, providing for a third-party broker to sell previously issued shares of common stock of the Company subject to specified minimum market prices.
The Plan provides for the sale of up to 84,000 shares of the Company’s stock beginning in February 2021 and is intended to facilitate the diversification of Mr. Kahle’s personal assets. Once executed, each transaction under the Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission to the extent applicable. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of Company officers, directors, or others that may be adopted in the future, nor does it report modifications or terminations of any publicly announced trading plans.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: February 11, 2021